Exhibit 10.1
AMENDMENT AND WAIVER FOR SECURITIES PURCHASE AGREEMENT
     THIS AMENDMENT AND WAIVER (the “Amendment”) is made as of April 16, 2008, to memorialize the agreement between Neoprobe Corporation (the “Company”) and Platinum-Montaur Life Sciences, LLC (the “Purchaser”), to amend and waive certain provisions of the Securities Purchase Agreement, dated as of December 26, 2007 (this “Agreement”), by and between the Company and the Purchaser. Capitalized terms not otherwise defined herein shall have the meanings defined in the Agreement.
Recital
     The Company and the Purchaser desire to: (a) waive the conditions precedent to the Second Closing described in Sections 2.2(b) and 6.2(i) of the Agreement; (b) amend the number of shares of Common Stock for which the Series X Warrant shall be initially exercisable immediately following the Second Closing as set forth in Section 2.2(b) of the Agreement; (c) waive the provisions of Section 2.1(b) of the Agreement which provide for the establishment of the conversion price of the Series B Note and the exercise price of the Series X Warrant as set forth in the forms attached as Exhibit H and Exhibit J to the Agreement; (d) fix the conversion price of the Series B Note and the exercise price of the Series X Warrant as set forth in the forms attached as Exhibit A and Exhibit B to this Amendment; and (e) amend the conditions precedent to the Third Closing described in Section 2.2(c) of the Agreement.
Statement of Agreement
     In consideration of the foregoing, and of their mutual promises contained herein, the parties agree as follows:
     1. Conditions Precedent to the Second Closing. (a) The Purchaser hereby agrees to waive the conditions precedent to the Second Closing described in Section 2.2(b) of the Agreement and as set forth in Section 6.2(i) of the Agreement; and (b) the Purchaser and the Company agree that the Second Closing shall take place on Wednesday, April 16, 2008.
     2. Shares of Common Stock for which the Series X Warrant Shall be Exercisable. The second sentence of Section 2.1(b) of the Agreement which states that “The Series X Warrant shall be initially exercisable for the same number of shares of Common Stock as would be issuable if the Series B Note were to be converted in full immediately following the Second Closing,” shall be deleted in its entirety and replaced with the following: “The Series X Warrant shall be initially exercisable for 8,333,333 shares of Common Stock.”
     3. Conversion Price of the Series B Note and Exercise Price of the Series X Warrant. The last sentence of Section 2.1(b) of the Agreement which states that “The conversion price of the Series B Note and the exercise price of the Series X Warrant shall be established as set forth in the forms attached hereto as Exhibit H and Exhibit J,” shall be deleted in its entirety and replaced with the following: “The conversion price for the Series B Note shall be $0.36 per share of Common Stock, and the exercise price of the Series X Warrant shall be $0.46 per share of Common Stock.”
     Furthermore, the Purchaser and the Company hereby agree that:
     (a) the definition of “Series B Note” contained in Section 1.1 of the Agreement is hereby amended to read as follows: “‘Series B Note’ shall have the meaning assigned in the recital to this Agreement, the form of which is attached as Exhibit A to the Amendment and Waiver for Securities Purchase Agreement, dated April 16 2008, by and between the Company and the Purchaser (the “Amendment”);”

     (b) the definition of “Series X Warrant” contained in Section 1.1 of the Agreement is hereby amended to read as follows: “ ‘Series X Warrant’ shall have the meaning assigned in the recital to this Agreement, the form of which is attached as Exhibit B to the Amendment;” and
     (c) the form of Series B Note attached hereto as Exhibit A and the form of Series X Warrant attached hereto as Exhibit B shall constitute the final forms of the Series B Note and Series X Warrant deliverable to the Purchaser at or prior to the Second Closing pursuant to Section 6.2(k) of the Agreement, and shall supersede and replace in all respects the forms of Series B Note and Series X Warrant attached to the Agreement as Exhibit H and Exhibit J, respectively.
     4. Conditions Precedent to the Third Closing.
     (a) Section 2.2(c) of the Agreement is hereby amended and restated as follows:
“The purchase and issuance of the Preferred Stock and the Series Y Warrant shall take place at a closing (the “Third Closing”) promptly (but not more than three Business Days) following (i) accrual of 135 vital blue dye lymph nodes obtained from patients who have completed surgery and injection of Lymphoseek in the Phase 3 clinical trail of Lymphoseek in patients with breast cancer or melanoma (NEO3-05), provided that the Company and the Purchaser have determined in good faith from a review of the unaudited trial data that the primary objective of efficacy of Lymphoseek in such patients, i.e., the concordance of in-vivo detection rate of Lymphoseek and vital blue dye in tumor-draining sentinel lymph nodes as confirmed by pathology in at least ninety-three percent (93%) of such patients, has been achieved; or (ii) such other date and time as the Parties may agree (the date of the Third Closing being hereinafter referred to as the “Third Closing Date”), at the offices of the Purchaser, 152 West 57th Street, 54th Floor, New York, New York provided that all of the conditions set forth in Article VI hereof and applicable to the Third Closing shall have been fulfilled or waived in accordance herewith.”
     (b) Section 6.2(j) of the Agreement is hereby amended and restated as follows:
“(i) The Second Closing shall have occurred, (ii) 135 vital blue dye lymph nodes obtained from patients who have completed surgery shall have been accrued and injection of the drug in the Phase 3 clinical trials of Lymphoseek (NEO3-05), (iii) the Company and the Purchaser shall have determined in good faith from a review of the unaudited trial data that the primary objective of efficacy of Lymphoseek in such patients, i.e., the concordance of in-vivo detection rate of Lymphoseek and vital blue dye in tumor-draining sentinel lymph nodes as confirmed by pathology in at least ninety-three percent (93%) of such patients, has been achieved, and (iv) no Event of Default shall have occurred and be continuing with respect to the Notes or the other Transaction Documents.”
     5. No Other Modification. Except as expressly modified or amended hereby, the terms and conditions of the Agreement shall remain unchanged and in full force and effect, and each of the parties hereby ratifies and confirms the same.
     6. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and all such counterparts together shall constitute one and the same instrument.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized persons as of the date first indicated above.

NEOPROBE CORPORATION
By:	/s/ David C. Bupp
	Name:	David C. Bupp
	Title:	President & CEO

PLATINUM-MONTAUR LIFE SCIENCES, LLC
By:	/s/ Michael Goldberg
	Name:	Michael Goldberg
	Title:	Portfolio Manager

Exhibit A
Final Form of Series B Note
THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.
NEOPROBE CORPORATION
10% Series B Senior Secured Convertible Promissory Note
due December 26, 2011

No. 1	$3,000,000.00
Dated: April 16, 2008
     For value received, NEOPROBE CORPORATION, a Delaware corporation (the “Maker”), hereby promises to pay to the order of Platinum-Montaur Life Sciences, LLC, 152 West 57th Street, New York, NY 10019 (together with its successors, representatives, and permitted assigns, the “Holder”), in accordance with the terms hereinafter provided, the principal amount of Three Million and 00/100 Dollars ($3,000,000.00), together with interest thereon. This Note is being issued pursuant to the Purchase Agreement (as defined in Section 1.1 hereof). The Maker has also issued to the Holder the Maker’s 10% Series A Senior Secured Convertible Promissory Note (“Series A Note”) and may issue to the Purchaser shares of the Maker’s 8% Series A Convertible Preferred Stock (“Preferred Stock”). The Series A Note and the Series B Note are collectively referred to herein as the “Notes.”
     All payments under or pursuant to this Note shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder first set forth above or at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds to the Holder’s account, instructions for which are attached hereto as Exhibit A. The outstanding principal balance of this Note shall be due and payable on December 26, 2011 (the “Maturity Date”) or at such earlier time as provided herein.
PAYMENT TERMS
     Purchase Agreement. This Note has been executed and delivered pursuant to the Securities Purchase Agreement, dated as of December 26, 2007 (the “Purchase Agreement”), by and among the Maker and the purchasers listed therein. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

     Interest. Beginning on the issuance date of this Note (the “Issuance Date”), the outstanding principal balance of this Note shall bear interest, in arrears, at a rate per annum equal to ten percent (10%), payable monthly on the first day of each calendar month (each, an “Interest Payment Date”) commencing February 1, 2008, at the option of the Maker in (A) cash or (B) in registered shares of Common Stock; provided, however, (i) payment of interest in shares of Common Stock may only occur if during the 20 Trading Days immediately prior to the applicable Interest Payment Date and through and including the date such shares of Common Stock are issued to the Holder all of the Equity Conditions, unless waived by the Holder in writing, have been met and the Maker shall have given the Holder notice in accordance with the notice requirements set forth below, and (ii) as to such Interest Payment Date, on or prior to such Interest Payment Date, the Maker shall have delivered to the Holder’s account with The Depository Trust Company a number of shares of Common Stock to be applied against such interest payment equal to the quotient of (x) the applicable interest payment divided by (y) 90% of the average VWAP for the five (5) Trading Days immediately preceding the Interest Payment Date. Interest shall be computed on the basis of a 360-day year of twelve (12) 30-day months, shall compound monthly and shall accrue commencing on the Issuance Date. Furthermore, upon the occurrence of an Event of Default (as defined in Section 2.1 hereof), the Maker will pay interest to the Holder, payable on demand, on the outstanding principal balance of and unpaid interest on the Note from the date of the Event of Default until such Event of Default is cured at the rate of the lesser of thirteen percent (13%) and the maximum applicable legal rate per annum. Notwithstanding the above, the Maker may not issue a number of shares of Common Stock in excess of the Maximum Monthly Interest Share Amount toward the payment of Interest, as to all outstanding Series A Notes and Series B Notes, in the aggregate, during any rolling twenty (20) Trading Day period. For purposes hereof, “Maximum Monthly Interest Share Amount” means 20% of the aggregate dollar trading volume (as reported on Bloomberg) of the Common Stock on the principal Trading Market over the twenty (20) consecutive Trading Day period immediately prior to the applicable Interest Payment Date.
     Payment of Principal; No Prepayment. The Principal Amount hereof shall be paid in full on the Maturity Date or, if earlier, upon acceleration of this Note in accordance with the terms hereof. Any amount of principal repaid hereunder may not be reborrowed. The Maker may not prepay any portion of the principal amount of this Note without the prior written consent of the Holder, which may be withheld in the Holder’s sole and absolute discretion.
     Security Agreement. The obligations of the Maker hereunder are secured by a continuing security interest in certain assets of the Maker pursuant to the terms of a Security Agreement dated as of December 26, 2007 by and between the Maker and the Holder, a Patent, Trademark and Copyright Security Agreement, dated as of December 26, 2007, by and among the Maker and the Maker’s subsidiaries, on the one hand, and the Holder, on the other hand, and a Blocked Account Control Agreement (“Account Control Agreement”) among the Maker, the Holder and U.S. Bank National Association (“Bank”), pursuant to the terms of Section 5.15 of the Purchase Agreement.
     Payment on Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

     Transfer. This Note may be transferred or sold, subject to the provisions of Section 5.8 hereof, or pledged, hypothecated or otherwise granted as security by the Holder.
     Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof) and a standard indemnity, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.
     Use of Proceeds. The Maker shall use the proceeds of this Note as set forth in the Purchase Agreement.
     Allocation of Payments. All payments to each of the Series B Holders under the Series B Notes shall be made pro rata among the Series B Holders based upon the aggregate unpaid principal amount of the Series B Notes held by them.
EVENTS OF DEFAULT; REMEDIES
     Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Note:
          any default in the payment of (i) the principal amount hereunder when due, or (ii) interest on, or liquidated damages in respect of, this Note, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise); or
          the suspension from listing, without subsequent listing on any one of, or the failure of the Common Stock to be listed on at least one of the OTC Bulletin Board, the American Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or The New York Stock Exchange, Inc. for a period of more than five (5) consecutive Trading Days; or
          the Maker shall fail to (i) timely deliver the shares of Common Stock upon conversion of the Note or any interest accrued and unpaid, (ii) file a Registration Statement in accordance with the terms of the Registration Rights Agreement or (iii) make the payment of any fees or other payments due under this Note, the Purchase Agreement, the Registration Rights Agreement or the other Transaction Documents, which failure is not remedied within five (5) business days after such performance is due; or
          while the Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement (as defined in the Registration Rights Agreement) lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Holder for sale of the Registrable Securities (as defined in the Registration Rights Agreement) as provided in the Registration Rights Agreement (other than as a result of any breach of the Registration Rights Agreement or violation of law by any holder of the Notes, or their agents or Affiliates), and such lapse or unavailability continues for a period of ten (10) consecutive Trading Days, provided that the Maker has not exercised its rights pursuant to Section 3(n) of the Registration Rights Agreement; or

          default shall be made in the performance or observance of (i) any covenant, condition or agreement contained in this Note (other than is set forth in (a) through (d) above) and such default is not cured within ten (10) days after the earlier of (A) the date the Maker receives notice from the Holder of the occurrence thereof or (B) the date on which the Maker knew or should have known, if it had exercised reasonable diligence, of such default, or (ii) any material covenant, condition or agreement contained in the Purchase Agreement, Registration Rights Agreement, the Series A Note, or any other Transaction Document that is not covered by any other provisions of this Section 2.1 and such default is not cured within ten (10) days after the earlier of (A) the date the Maker receives notice from the Holder of the occurrence thereof or (B) the date on which the Maker knew or should have known, if it had exercised reasonable diligence, of such default; or
          any material representation or warranty made by the Maker herein or in the Purchase Agreement, the Series A Note or any other Transaction Document shall prove to have been false or incorrect or breached in a material respect on the date as of which made; or
          the Maker shall (i) default in any payment of any amount or amounts of principal of or interest on any Indebtedness (other than the Indebtedness hereunder) the aggregate principal amount of which Indebtedness, in the aggregate, exceeds $100,000, which default entitles the holder or holders of such Indebtedness to accelerate the maturity thereof, or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, which default, event or condition continues beyond any applicable cure period, and the effect of which default, event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or
          the Maker shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (vi) admit in writing its inability to pay its debts as they become due, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or
          a proceeding or case shall be commenced in respect of the Maker, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker, or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker and shall continue undismissed, or unstayed and in effect for a period of sixty (60) days; or

          at any point after 135 vital blue lymph nodes have been obtained from patients who have completed surgery and injection of the drug in the Phase 3 clinical trial of Lymphoseek (NEO3-05), the failure of Maker to achieve the primary objective in such trial of efficacy of Lymphoseek, which is the concordance of in-vivo detection rate of Lymphoseek and vital blue dye in tumor-draining sentinel lymph nodes as confirmed by pathology in at least ninety-three percent (93%) of such patients, determined in good faith by the Company and the Holder following a review of the unaudited trial data; or
          the Bank shall provide written notice to the Maker or Holder of the Bank’s termination of the Account Control Agreement, and the Maker does not within forty-five (45) days following such notice (i) establish a replacement blocked account pursuant to Section 5.15 of the Purchase Agreement with another financial institution, on substantially the same terms contained in the Account Control Agreement, or as otherwise reasonably acceptable to Maker and Holder (the “Replacement Account”), (ii) transfer all funds held in the account subject to the Account Control Agreement to the Replacement Account, and (iii) provide evidence to the Holder that an instruction letter, substantially in the form of the Instruction Letter attached as Exhibit M to the Purchase Agreement, has been executed by each of the Maker and Ethicon, irrevocably instructing Ethicon to make payments under the Ethicon Agreement to the Replacement Account; or
          the occurrence of any default or event of default under any other Note or the failure by the Maker to comply with its material obligations under the Certificate of Designations governing the terms of the Preferred Stock.
          Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may at any time at its option declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker; provided, however, that upon the occurrence of an Event of Default described above, the Holder, in its sole and absolute discretion, may (a) demand that the entire principal amount of this Note then outstanding and all accrued and unpaid interest thereon shall be converted into shares of Common Stock at the Conversion Price per share on the Trading Day immediately preceding the date the Holder demands conversion pursuant to this clause, or (b) exercise or otherwise enforce any one or more of the Holder’s rights, powers, privileges, remedies and interests under this Note (including, if applicable, pursuant to Section 3.7 hereof), the Purchase Agreement, the Registration Rights Agreement or applicable law. No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. No notice or other action of Holder shall be required in the case of an Event of Default set forth in Sections 2.1(h) or (i), and, in such event, the outstanding principal balance and accrued interest hereunder shall be automatically due and payable.

CONVERSION; ANTIDILUTION
     Conversion Option. At any time and from time to time on or after the Issuance Date, the entire outstanding principal balance of this Note (the “Conversion Amount”) shall be convertible (in whole or in part), at the option of the Holder (the “Conversion Option”), into such number of fully paid and non-assessable shares of Common Stock (the “Conversion Rate”) as is determined by dividing (x) that portion of the Conversion Amount as of such date that the Holder elects to convert by (y) the Conversion Price (as defined in Section 3.2 hereof) then in effect on the date on which the Holder faxes a notice of conversion (the “Conversion Notice”), duly executed, to the Maker (facsimile number (614) 793-7520, Attn.: Brent L. Larson, Vice President — Finance) (the “Conversion Date”); provided, however, that the Conversion Price shall be subject to adjustment as described in Section 3.5 below. The Holder shall deliver this Note to the Maker at the address designated in the Purchase Agreement at such time that this Note is fully converted. With respect to partial conversions of this Note, the Maker shall keep written records of the amount of this Note converted as of each Conversion Date.
     Conversion Price. The term “Conversion Price” shall mean $0.36, subject to adjustment under Section 3.5 hereof.
     Mechanics of Conversion.
          Not later than three (3) Trading Days after any Conversion Date, the Maker or its designated transfer agent, as applicable, shall issue and deliver to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) as specified in the Conversion Notice, the number of shares of Common Stock to which the Holder shall be entitled upon such conversion, registered in the name of the Holder or its designee. In the alternative, not later than three (3) Trading Days after any Conversion Date, the Maker shall deliver to the applicable Holder by express courier a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required pursuant to the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of this Note (the “Delivery Date”). Notwithstanding the foregoing to the contrary, the Maker or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on the Holder’s behalf via DWAC (or certificates free of restrictive legends) if such conversion is in connection with a sale by the Holder and the Holder has complied with the applicable prospectus delivery requirements or an exemption from such registration requirements (each as evidenced by documentation furnished to and reasonably satisfactory to the Maker). If in the case of any Conversion Notice such certificate or certificates are not delivered to or as directed by the Holder by the Delivery Date, the Holder shall be entitled by written notice to the Maker at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Maker shall immediately return this Note tendered for conversion, whereupon the Maker and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice of revocation, except that any amounts described in Sections 3.3(b) and (c) shall be payable through the date notice of rescission is given to the Maker.
          The Maker understands that a delay in the delivery of the shares of Common Stock upon conversion of this Note beyond the Delivery Date could result in economic loss to the Holder. If the Maker fails to deliver to the Holder such shares via DWAC (or, if applicable, certificates), or fails to deliver unlegended certificates representing such shares if required pursuant to Section 3.3(a) hereof, by the Delivery Date, the Maker shall pay to such Holder, in cash, an amount per Trading Day for each Trading Day until such shares are delivered via DWAC or certificates are delivered (if applicable), together with interest on such amount at a rate of 10% per annum, accruing until such amount and any accrued interest thereon is paid in full, equal to the greater of (A) (i) 1% of the aggregate principal amount of the Notes requested to be converted for the first five (5) Trading Days after the Delivery Date and (ii) 2% of the aggregate principal amount of the Notes requested to be converted for each Trading Day thereafter and (B) $2,000 per day (which amount shall be paid as liquidated damages and not as a penalty). Nothing herein shall limit a Holder’s right to pursue actual damages for the Maker’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief). Notwithstanding anything to the contrary contained herein, the Holder shall be entitled to withdraw a Conversion Notice, and upon such withdrawal the Maker shall only be obligated to pay the liquidated damages accrued in accordance with this Section 3.3(b) through the date the Conversion Notice is withdrawn.
     Ownership Cap and Certain Conversion Restrictions.
          Notwithstanding anything to the contrary set forth in Section 3 of this Note, at no time may the Holder convert all or a portion of this Note if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by the Holder at such time, the number of shares of Common Stock which would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) more than 4.99% of all of the Common Stock outstanding at such time; provided, however, that upon the Holder providing the Maker with sixty-one (61) days notice (pursuant to Section 4.1 hereof) (the “Waiver Notice”) that the Holder waives the limitations contained in this Section 3.4(a) with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section 3.4(a) will be of no force or effect with regard to all or a portion of the Note referenced in the Waiver Notice.
          Notwithstanding anything to the contrary set forth in Section 3 of this Note, at no time may the Holder convert all or a portion of this Note if the number of shares of Common Stock to be issued pursuant to such conversion, when aggregated with all other shares of Common Stock owned by the Holder at such time, would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon the Holder providing the Maker with a Waiver Notice that the Holder waives the limitations contained in this Section 3.4(b) with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section 3.4(b) shall be of no force or effect with regard to all or a portion of the Note referenced in the Waiver Notice.
          Notwithstanding the above, the provisions of Section 3.4(a) and 3.4(b) shall not be applicable when calculating any adjustment to the Conversion Price hereunder or any other adjustments under Section 3.5 hereof.

     Adjustment of Conversion Price.
          Until the Note has been paid in full or converted in full, the Conversion Price shall be subject to adjustment from time to time as follows (but shall not be increased, other than pursuant to Section 3.5(a)(i) hereof):
     Adjustments for Stock Splits and Combinations. If the Maker shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the applicable Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. If the Maker shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 3.5(a)(i) shall be effective at the close of business on the date the stock split or combination occurs.
     Adjustments for Certain Dividends and Distributions. If the Maker shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying, the applicable Conversion Price then in effect by a fraction:
     the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and
     the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.
     Adjustment for Other Dividends and Distributions. If the Maker shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Maker or any other Person other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holders of this Note shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Maker or other issuer (as applicable) which they would have received had this Note been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 3.5(a)(iii) with respect to the rights of the holders of this Note; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

     Adjustments for Reclassification, Exchange or Substitution. If the Common Stock issuable upon conversion of this Note at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 3.5(a)(i), (ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 3.5(a)(v)), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such Note might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.
     Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Maker (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 3.5(a)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in Section 3.5(a)(iv)), or a merger or consolidation of the Maker with or into another corporation where the holders of outstanding voting securities prior to such merger or consolidation do not own over fifty percent (50%) of the outstanding voting securities of the merged or consolidated entity, immediately after such merger or consolidation, or the sale of all or substantially all of the Maker’s properties or assets to any other person (an “Organic Change”), then as a part of such Organic Change, (A) if the surviving entity in any such Organic Change has a class of equity securities registered under the Exchange Act, and its common stock is listed or quoted on a national exchange or the OTC Bulletin Board, an appropriate revision to the Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert such Note into the kind and amount of shares of stock and other securities or property of the Maker or any successor corporation resulting from such Organic Change, and (B) if the surviving entity in any such Organic Change does not have a class of equity securities registered under the Exchange Act, or its common stock is not listed or quoted on a national exchange or the OTC Bulletin Board, the Holder shall have the right to accelerate the maturity of this Note. In any case referenced in clause (A) above, appropriate adjustment shall be made in the application of the provisions of this Section 3.5(a)(v) with respect to the rights of the Holder after the Organic Change to the end that the provisions of this Section 3.5(a)(v) (including any adjustment in the applicable Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of this Note) shall be applied after that event in as nearly an equivalent manner as may be practicable.
     Adjustments for Issuance of Additional Shares of Common Stock. In the event the Maker, shall, at any time, from time to time, issue or sell any additional shares of common stock (otherwise than as provided in the foregoing subsections (i) through (v) of this Section 3.5(a)) (“Additional Shares of Common Stock”), at a price per share less than the Conversion Price then in effect or without consideration, then the Conversion Price upon each such issuance shall be reduced to a price determined by multiplying the

Conversion Price then in effect by a fraction (A) the numerator of which is the total number of shares of Common Stock then outstanding plus the number of shares of Common Stock which the aggregate consideration received or to be received by the Company for the shares so issued (or deemed issued) would purchase at such Conversion Price, and (B) the denominator of which is the total number of shares of Common Stock then outstanding plus the number of shares of Common Stock so issued (or deemed issued). Notwithstanding the foregoing, there shall be no adjustment to the Conversion Price upon any issuance or deemed issuance of Common Stock if the holders of a majority of the outstanding principal amount of the Series B Notes waive in writing such adjustment.
     Issuance of Common Stock Equivalents. The provisions of this Section 3.5(a)(vii) shall apply if (A) the Maker, at any time after the Issuance Date, shall issue any securities convertible into or exchangeable for, directly or indirectly, Common Stock (“Convertible Securities”), other than the Notes or Preferred Stock issuable pursuant to the Purchase Agreement, or (B) any rights or warrants or options to purchase any such Common Stock or Convertible Securities, other than the Warrants (“Rights”) (Convertible Securities and Rights hereafter being collectively referred to as the “Common Stock Equivalents”) shall be issued or sold. If the price per share for which Additional Shares of Common Stock is issuable pursuant to any such Common Stock Equivalent shall be (or is subsequently adjusted to be) less than the applicable Conversion Price then in effect, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended or adjusted shall be less than the applicable Conversion Price in effect at the time of such amendment or adjustment, then the applicable Conversion Price upon each such issuance, amendment or adjustment shall be adjusted as provided in subsection (vi) of this Section 3.5(a), with the maximum number of shares of Common Stock issuable upon conversion or exercise of such Common Stock Equivalents being deemed to have be issued or sold by the Company at the time of issuance or sale of such Common Stock Equivalents. For purposes of this Section 3.5(a)(vii), the “price per share for which Additional Shares of Common Stock is issuable” shall be determined by dividing (X) the total amount received or receivable by the Company as consideration for the issue or sale of such Common Stock Equivalents, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exercise thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exercise of all such Common Stock Equivalents. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Common Stock Equivalents, and if any such issue or sale of Convertible Securities is made upon exercise of any Rights for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of Section 3.5(a)(vi), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.
     Consideration for Stock. In case any shares of Common Stock or any Common Stock Equivalents shall be issued or sold:
     in connection with any merger or consolidation in which the Maker is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Maker shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefor shall be, deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Maker, of such portion of the assets and business of the nonsurviving corporation as such Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be; or
     in the event of any consolidation or merger of the Maker in which the Maker is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Maker shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Maker for stock or other securities of any corporation, the Maker shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Conversion Price, or the number of shares of Common Stock issuable upon conversion of the Notes, the determination of the applicable Conversion Price or the number of             shares of Common Stock issuable upon conversion of the Notes immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock issuable upon conversion of the Notes. In the event Common Stock is issued with other shares or securities or other assets of the Maker for consideration which covers both, the consideration computed as provided in this Section 3.5(a)(viii) shall be allocated among such securities and assets as determined in good faith by the Board of Directors of the Maker; or
     other than as set forth above, for any non-cash consideration, the value of the consideration other than cash received by the Maker shall be deemed to be the fair market value of such consideration, as determined mutually in good faith by the Maker’s Board of Directors and the Holder or, if the Maker’s Board of Directors and the Holder fail to agree, at the Maker’s expense by an appraiser selected the Maker’s Board of Directors and reasonably acceptable to the Holder.
          Record Date. In case the Maker shall take record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.
          Certain Issues Excepted. Anything herein to the contrary notwithstanding, the Maker shall not be required to make any adjustment to the Conversion Price in connection with any of the following: (i) issuance of the Notes, Preferred Stock or Warrants to the Purchasers pursuant to the terms of the Purchase Agreement; (ii) issuances of securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Note, provided that such securities have not been amended since the date of this Note to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities (including the Notes, Preferred Stock and Warrants issued to the Purchasers pursuant to the Purchase Agreement); (iii) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors, but not including a transaction with an entity whose primary business is investing in securities or a transaction, the primary purpose of which is to raise capital; (iv) the issuance of shares of Common Stock in payment of interest on the Notes, or as a dividend or distribution on the Preferred Stock; or (v) issuances, pursuant to option plans existing on December 26, 2007, of options to employees, officers or directors of the Company, approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose to the extent such issuances (x) are at an exercise price of not less than the Closing Price on the date of grant and (y) are at an exercise price greater than $0.26 per share.
          No Impairment. The Maker shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Maker, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 3.5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Holder against impairment.
          Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of this Note pursuant to this Section 3.5, the Maker at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Maker shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Note. Notwithstanding the foregoing, the Maker shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of such adjusted amount.
          Issue Taxes. The Maker shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note pursuant thereto; provided, however, that the Maker shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.
          Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Maker shall pay cash equal to the product of such fraction multiplied by the average of the Closing Prices of the Common Stock for the five (5) consecutive Trading Days immediately preceding the Conversion Date.
          Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of conversion of this Note or any interest accrued thereon require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Maker shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.
     Inability to Fully Convert.
          Holder’s Option if Maker Cannot Fully Convert. If, upon the Maker’s receipt of a Conversion Notice, the Maker cannot issue shares of Common Stock registered for resale under the Registration Statement if required pursuant to the Registration Rights Agreement for any reason, including, without limitation, because the Maker (i) does not have a sufficient number of shares of Common Stock authorized and available, (ii) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Maker or any of its securities from issuing all of the Common Stock which is to be issued to the Holder pursuant to a Conversion Notice or (iii) fails to have a sufficient number of shares of Common Stock registered for resale under the Registration Statement, then the Maker shall issue as many shares of Common Stock as it is able to issue in accordance with the Holder’s Conversion Notice and, with respect to the unconverted portion of this Note, the Holder, solely at Holder’s option (and in addition to all other remedies hereunder), can elect to:
     require the Maker to prepay that portion of this Note for which the Maker is unable to issue Common Stock in accordance with the Holder’s Conversion Notice (the “Mandatory Prepayment”) in an amount equal to one hundred twenty-five percent (125% of the portion of aggregate principal amount of this Note that Maker was unable to convert to Common Stock (the “Mandatory Prepayment Price”);
     if the Maker’s inability to fully convert is pursuant to Section 3.6(a)(iii) above, require the Maker to issue restricted shares of Common Stock in accordance with such holder’s Conversion Notice; or
     void its Conversion Notice and retain or have returned, as the case may be, this Note that was to be converted pursuant to the Conversion Notice (provided that the Holder’s voiding its Conversion Notice shall not effect the Maker’s obligations to make any payments which have accrued prior to the date of such notice).
          Mechanics of Fulfilling Holder’s Election. The Maker shall immediately send via facsimile to the Holder, upon receipt of a facsimile copy of a Conversion Notice from the Holder which cannot be fully satisfied as described in Section 3.6(a) above, a notice of the Maker’s inability to fully satisfy the Conversion Notice (the “Notice of Inability to Convert”). Such Inability to Convert Notice shall indicate (i) the reason why the Maker is unable to fully satisfy such holder’s Conversion Notice, (ii) the amount of this Note which cannot be converted, and (iii) the applicable Mandatory Prepayment Price. The Holder shall notify the Maker of its election pursuant to Section 3.6(a) above by delivering written notice via facsimile to the Maker (“Election Upon Inability to Convert”).

          Payment of Prepayment Price. If the Holder shall elect to have its Notes prepaid pursuant to Section 3.6(a)(A) above, the Maker shall pay the Mandatory Prepayment Price to the Holder within thirty (30) days of the Maker’s receipt of the Holder’s Election Upon Inability to Convert, provided that prior to the Maker’s receipt of the Holder’s Election Upon Inability to Convert the Maker has not delivered a notice to the Holder stating, to the satisfaction of the Holder, that the event or condition resulting in the Mandatory Prepayment has been cured and all Conversion Shares issuable to the Holder can and will be delivered to the Holder in accordance with the terms of this Note. If the Maker shall fail to pay the applicable Mandatory Prepayment Price to the Holder within five (5) business days following the Maker’s receipt of the Holder’s Election Upon Inability to Convert (other than pursuant to a dispute as to the determination of the arithmetic calculation of the Mandatory Prepayment Price), in addition to any remedy the Holder may have under this Note and the Purchase Agreement, such unpaid amount shall bear interest at the rate of two percent (2%) per month (prorated for partial months) until paid in full. Until the full Mandatory Prepayment Price is paid in full to the Holder, the Holder may (i) void the Mandatory Prepayment with respect to that portion of the Note for which the full Mandatory Prepayment Price has not been paid, (ii) receive back such Note, and (iii) require that the Conversion Price of such returned Note be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Holder voided the Mandatory Prepayment and (B) the lowest Closing Price during the period beginning on the Conversion Date and ending on the date the Holder voided the Mandatory Prepayment.
          Pro-rata Conversion and Prepayment. In the event the Maker receives a Conversion Notice from more than one holder of the Series B Notes on the same day and the Maker can convert and prepay some, but not all, of the Series B Notes pursuant to this Section 3.6, the Maker shall convert and prepay from each holder of the Series B Notes electing to have its Series B Notes converted and prepaid at such time an amount equal to such holder’s pro-rata amount (based on the principal amount of the Series B Notes held by such holder relative to the principal amount of the Series B Notes outstanding) of all the Series B Notes being converted and prepaid at such time.
     Prepayment Upon Triggering Event.
          Prepayment Option Upon Triggering Event. In addition to all other rights of the Holder contained herein, after a Triggering Event (as defined below), the Holder shall have the right, at the Holder’s option, to require the Maker to prepay all or a portion of this Note in cash at a price equal to the sum of (i) one hundred percent (100%) of the aggregate principal amount of this Note plus all accrued and unpaid interest, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of this Note and the other Transaction Documents (the “Prepayment Price”). If the Holder demands payment of the Prepayment Price pursuant to this Section 3.7, the Maker shall deliver such payment to the Holder within 5 business days after the receipt of such demand.
          Triggering Event. A “Triggering Event” shall be deemed to have occurred at such time as any of the following events:
               any Event of Default pursuant to Sections 2.1 (b), (c) or (d) shall have occurred;

               the Maker’s notice to any holder of the Notes, including by way of public announcement, at any time, of its inability to comply or its intention not to comply with proper requests for conversion of any Notes into shares of Common Stock; or
               the Maker deregisters its shares of Common Stock and as a result such shares of Common Stock are no longer publicly traded; or
               the Maker consummates a “going private” transaction and as a result the Common Stock is no longer registered under Sections 12(b) or 12(g) of the Exchange Act.
     No Rights as Shareholder. Nothing contained in this Note shall be construed as conferring upon the Holder, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Maker or of any other matter, or any other rights as a shareholder of the Maker.

COVENANTS
     For so long as this Note is outstanding, without the prior written consent of the holders of at least a majority of the then outstanding principal balance hereof:
     No Liens. The Maker shall not, and shall not permit its Subsidiaries to, enter into, create, incur, assume or suffer to exist any Liens on or with respect to any of its assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, other than:
          Liens that are Permitted Encumbrances;
          Liens for purchase money obligations, incurred in the ordinary course of the Maker’s business, to acquire assets that do not exceed the purchase price of the asset and that encumber only the asset being purchased; and
          any Lien listed on Schedule 3.12 to the Purchase Agreement.
          No Indebtedness. The Maker shall not, and shall not permit any Subsidiary to, enter into, create, incur, assume or suffer to exist any Indebtedness, other than
          Indebtedness existing on the date hereof and disclosed in the Commission Documents;
          Indebtedness created under the Transaction Documents;
          Non-current liabilities for post-employment healthcare and other insurance benefits;
          Trade payables and insurance premium financing incurred in the ordinary course of business and consistent with past practices; and
          Indebtedness secured by Liens permitted under Section 4.1.
     Compliance with Transaction Documents. The Maker shall, and shall cause its Subsidiaries to, comply with its obligations under this Note, the Series A Note and the other Transaction Documents.
     Compliance with Law. The Maker shall, and shall cause each of its Subsidiaries to, comply with law and duly observe and conform in all material respects to all valid requirements of Governmental Authorities relating to the conduct of its business or to its properties or assets.
     Transactions with Affiliates. The Maker shall not, and shall not permit its Subsidiaries to, engage in any transactions with any officer, director, employee or any Affiliate of the Maker, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Maker, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $50,000, other than (i) for payment of reasonable salary for services actually rendered, as approved by the Board of Directors of the

Maker as fair in all respects to the Maker, and (ii) reimbursement for expenses incurred on behalf of the Maker.

     No Dividends. The Maker shall not, and shall not permit any Subsidiary to, (a) declare or pay any dividends or make any distributions to any holder(s) of Common Stock or other equity security of the Maker or such Subsidiaries (other than dividend and distributions from a Subsidiary to the Maker and dividends on the Preferred Stock), (b) purchase or otherwise acquire for value, directly or indirectly, any shares or other equity security of the Maker, (c) form or create any subsidiary become a partner in any partnership or joint venture, or make any acquisition of any interest in any Person or acquire substantially all of the assets of any Person, or (d) transfer, assign, pledge, issue or otherwise permit any equity or other ownership interests in the Subsidiaries to be beneficially owned or held by any person other than the Maker and, in the case of Cira Biosciences, Inc. the persons owning or holding such securities on the date hereof; provided, however, that Maker’s Cira Biosciences, Inc. subsidiary may issue equity securities in connection with third-party arms-length capital raising transactions and pay dividends to the holders of such equity securities in accordance with their terms.
     No Merger or Sale of Assets. The Maker shall not, and shall not permit any Subsidiary to, (a) merge or consolidate or sell or dispose of all its assets or any substantial portion thereof, or (b) in any way or manner alter its organizational structure or effect a change of entity; provided, however, that the Maker shall be permitted to sell or dispose of its assets (but not all or substantially all of its assets) in the ordinary course of its business and consistent with past practice.
     Payment of Taxes, Etc. The Maker shall, and shall cause each of its Subsidiaries to, promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Maker and the Subsidiaries, except for such failures to pay that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Maker or such Subsidiaries shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Maker and such Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.
     Corporate Existence. the Maker shall, and shall cause each of its Subsidiaries to, maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.
     Investment Company Act. The Maker shall conduct its businesses in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.
     Maintenance of Assets. The Maker shall, and shall cause its Subsidiaries to, keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto.
     Indebtedness to Affiliates. The Maker shall not, and shall not permit any Subsidiary to, make any payment on any indebtedness owed to officers, directors or Affiliates, except for reimbursements of reasonable and typical business expenses.

     Restriction on Dividends. The Maker shall not, and shall not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to pay dividends or distributions to the Maker, pay any indebtedness owed to the Maker or transfer any properties or assets to the Maker
     No Investments. The Maker shall not, and shall not permit any Subsidiary to, make or suffer to exist any Investments or commitments therefor, other than Investments made in the ordinary course of business.
     Transfers to Subsidiaries. The Maker shall not make any transfers of funds or other assets to any Subsidiary except in the ordinary course of business and consistent with past practice.
MISCELLANEOUS
     Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, telecopy or facsimile at the address or number designated in the Purchase Agreement (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The Maker will give written notice to the Holder at least ten (10) days prior to the date on which the Maker takes a record (x) with respect to any dividend or distribution upon the Common Stock, (y) with respect to any pro rata subscription offer to holders of Common Stock or (z) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Maker will also give written notice to the Holder at least ten (10) days prior to the date on which any Organic Change, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to the Holder prior to such information being made known to the public. The Maker shall promptly notify the Holder of this Note of any notices sent or received, or any actions taken with respect to the Series B Notes.
     Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.
     Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.
     Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof). The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.
     Enforcement Expenses. In the event of any default under this Note, Maker agrees to pay the reasonable costs and expenses of Holder in enforcing this Note (including reasonable attorneys’ fees and court costs), subject, in the case of any suit, action or proceeding to enforce this Note, to Section 5.9.
     Binding Effect. The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.
     Amendments. This Note may not be modified or amended in any manner except in writing executed by the Maker and the holders of a majority of the outstanding principal balance of the Series B Notes.
     Compliance with Securities Laws. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note. This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:
“THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE MAY BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.”
     Consent to Jurisdiction. Each of the Maker and the Holder irrevocably agrees that the any legal action or proceeding arising out of or relating to this Note may be brought in the Courts of New York County, New York or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each of the Maker and the Holder hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, at the address in effect for notices to it under the Purchase Agreement, such service to become effective 10 days after such mailing. Nothing in this Section 5.9 shall affect or limit any right to serve process in any other manner permitted by law. Each of the Maker and the Holder hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Note shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. The Maker and the Holder hereby waive all rights to trial by jury.
     Parties in Interest. This Note shall be binding upon, inure to the benefit of and be enforceable by the Maker, the Holder and their respective successors and permitted assigns.
     Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.
     Waivers; Dispute Resolution.
          Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note. No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.
          In the case of a dispute as to the determination of the Closing Price or the VWAP or the arithmetic calculation of the Conversion Price, any adjustment to the Conversion Price, liquidated damages amount, interest or dividend calculation, or any redemption price, redemption amount, adjusted Conversion Price, or similar calculation, or as to whether a subsequent issuance of securities is prohibited hereunder or would lead to an adjustment to the Conversion Price, the Maker shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt, or deemed receipt, of the Conversion Notice, any redemption notice, default notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Maker are unable to agree upon such determination or calculation within two (2) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Maker shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Closing Price or the VWAP to an independent, reputable investment bank selected by the Maker and approved by the Holder, which approval shall not be unreasonably withheld, (b) the disputed arithmetic calculation of the Conversion Price, adjusted Conversion Price or any redemption price, redemption amount or default amount to the Maker’s independent, outside accountant or (c) the disputed facts regarding whether a subsequent issuance of securities is prohibited hereunder or would lead to an adjustment to the Conversion Price (or any of the other above described facts not expressly designated to the investment bank or accountant), to an expert attorney from a nationally recognized outside law firm (having at least 100 attorneys and having with no prior relationship with the Maker) selected by the Maker and approved by the Lead Purchaser as defined in the Purchase Agreement). The Maker, at the Maker’s expense, shall cause the investment bank, the accountant, the law firm, or other expert, as the case may be, to perform the determinations or calculations and notify the Maker and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s, accountant’s or attorney’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.
     Additional Definitions. Terms used herein and not defined shall have the meanings set forth in the Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings:
“Closing Price” shall mean (i) the last trading price per share of the Common Stock on such date on the OTC Bulletin Board or a registered national stock exchange on which the Common Stock is then listed, or if there is no such price on such date, then the last trading price on such exchange or quotation system on the date nearest preceding such date, or (ii) if the price of the Common Stock is not then reported by the OTC Bulletin Board or a registered national securities exchange, then the average of the “Pink Sheet” quotes for the relevant date, as reported by the National Quotation Bureau, Inc., or (iii) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by the Holder and reasonably acceptable to the Maker.
“Equity Conditions” shall mean, during the period in question, (i) the Maker shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Conversion Notices of the Holder, if any, (ii) all liquidated damages and other amounts owing to the Holder in respect of this Note shall have been paid; (iii) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares issuable pursuant to the Transaction Documents, whether by conversion or exercise, forced conversion, in lieu of cash interest or otherwise (and the Maker believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), (iv) the Common Stock is trading on the Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed for trading on a Trading Market (and the Maker believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (v) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares issuable pursuant to the Transaction Documents, (vi) there is then existing no Event of Default or event which, with the passage of time or the giving of notice, would constitute an Event of Default, (vii) the issuance of the shares in question (including shares of Common Stock as interest hereunder) to the Holder would not violate the 4.99% or 9.99% beneficial ownership limitations set forth in Section 3.4 hereof, and (viii) no public announcement of a pending or proposed Triggering Event has occurred.
“Investment” means, with respect to any Person, all investments in any other Person, whether by way of extension of credit, loan, advance, purchase of stock or other ownership interest (other than ownership interests in such Person), bonds, notes, debentures or other securities, or otherwise, and whether existing on the date of this Agreement or thereafter made, but such term shall not include the cash surrender value of life insurance policies on the lives of officers or employees, excluding amounts due from customers for services or products delivered or sold in the ordinary course of business.
“Trading Day” means (a) a day on which the Common Stock is traded on the OTC Bulletin Board, or (b) if the Common Stock is not traded on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided , however , that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.
“Trading Market” means the Over the Counter Bulletin Board, the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the American Stock Exchange.
“VWAP” means, for any date, (i) the daily volume weighted average price of the Common Stock for such date on the OTC Bulletin Board (or national securities exchange, if applicable) as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (ii) if the Common Stock is not then listed or quoted on the OTC Bulletin Board (or national securities exchange, if applicable) and if prices for the Common Stock are then reported in the “Pink Sheets” published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (iii) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Maker.
IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated.

NEOPROBE CORPORATION

By:

Its:

Exhibit B
Final Form of Series X Warrant
THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR NEOPROBE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.
SERIES X WARRANT TO PURCHASE
SHARES OF COMMON STOCK
OF
NEOPROBE CORPORATION
Expires April 16, 2013

No.: WX 08-001	Number of Shares: 8,333,333
Date of Issuance: April 16, 2008
     FOR VALUE RECEIVED, subject to the provisions hereinafter set forth, the undersigned, Neoprobe Corporation, a Delaware corporation (together with its successors and assigns, the “Issuer”), hereby certifies that Platinum-Montaur Life Sciences, LLC or its registered assigns is entitled to subscribe for and purchase, during the period specified in this Warrant, up to Eight Million Three-Hundred Thirty-Three Thousand Three Hundred Thirty-Three (8,333,333) shares (subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and non-assessable Common Stock of the Issuer, at an exercise price per share equal to the Warrant Price then in effect, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 9 hereof.
     1. Term. The right to subscribe for and purchase shares of Warrant Stock represented hereby shall commence on April 16, 2008 and shall expire at 5:00 p.m., Eastern Time, on April 16, 2013 (such period being the “Term”).
     2. Method of Exercise Payment; Issuance of New Warrant; Transfer and Exchange.
          (a) Time of Exercise. The purchase rights represented by this Warrant may be exercised in whole or in part at any time and from time to time during the Term commencing on April 17, 2008.
          (b) Method of Exercise. The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the exercise form attached hereto duly executed) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price in effect on the date of such exercise multiplied by the number of shares of Warrant Stock with respect to which this Warrant is then being exercised, payable at such Holder’s election (i) by certified or official bank check or by wire transfer to an account designated by the Issuer, (ii) by “cashless exercise” in accordance with the provisions of subsection (c) of this Section 2, but only when a registration statement under the Securities Act providing for resale of all of the Warrant Stock is not then in effect, or (iii) by a combination of the foregoing methods of payment selected by the Holder of this Warrant.

          (c) Cashless Exercise. Notwithstanding any provisions herein to the contrary and commencing 6 months following the Original Issue Date, if (i) the Per Share Market Value of one share of Common Stock is greater than the Warrant Price (at the date of calculation as set forth below) and (ii) a registration statement under the Securities Act providing for the resale of all of the Warrant Stock is not then in effect, in lieu of exercising this Warrant by payment of cash, the Holder may exercise this Warrant by a cashless exercise and shall receive the number of shares of Common Stock equal to an amount (as determined below) by surrender of this Warrant at the principal office of the Issuer together with the properly endorsed Notice of Exercise in which event the Issuer shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y -	(A)(Y)
B

Where X =	the number of shares of Common Stock to be issued to the Holder.

Y =	the number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised.

A =	the Warrant Price.

B =	the Per Share Market Value of one share of Common Stock.
          (d) Issuance of Stock Certificates. In the event of any exercise of the rights represented by this Warrant in accordance with and subject to the terms and conditions hereof, (i) certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding three (3) Trading Days after such exercise (the “Delivery Date”) or, at the request of the Holder, issued and delivered to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) within a reasonable time, not exceeding three (3) Trading Days after such exercise, and the Holder hereof shall be deemed for all purposes to be the Holder of the shares of Warrant Stock so purchased as of the date of such exercise, and (ii) unless this Warrant has expired, a new Warrant representing the number of shares of Warrant Stock, if any, with respect to which this Warrant shall not then have been exercised (less any amount thereof which shall have been canceled in payment or partial payment of the Warrant Price as hereinabove provided) shall also be issued to the Holder hereof at the Issuer’s expense within such time.
          (e) Transferability of Warrant. Subject to Section 2(g), this Warrant may be transferred by a Holder without the consent of the Issuer. If transferred pursuant to this paragraph, this Warrant may be transferred on the books of the Issuer by the Holder hereof in person or by the Holder’s duly authorized attorney, upon surrender of this Warrant at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant is exchangeable at the principal office of the Issuer for Warrants for the purchase of the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated the Original Issue Date and shall be identical with this Warrant except as to the number of shares of Warrant Stock issuable pursuant hereto.
          (f) Continuing Rights of Holder. The Issuer will, at the time of or at any time after each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided, however, that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Issuer to afford such rights to such Holder.

     (g) Compliance with Securities Laws.
     (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Warrant Stock to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.
     (ii) Except as provided in paragraph (iii) below, this Warrant and all certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:
THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR NEOPROBE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

     (iii) The restrictions imposed by this subsection (g) upon the transfer of this Warrant or the shares of Warrant Stock to be purchased upon exercise hereof shall terminate (A) when such securities shall have been resold pursuant to an effective registration statement under the Securities Act, (B) upon the Issuer’s receipt of an opinion of counsel, in form and substance reasonably satisfactory to the Issuer, addressed to the Issuer to the effect that such restrictions are no longer required to ensure compliance with the Securities Act and state securities laws or (C) upon the Issuer’s receipt of other evidence reasonably satisfactory to the Issuer that such registration and qualification under the Securities Act and state securities laws are not required. Whenever such restrictions shall cease and terminate as to any such securities, the Holder thereof shall be entitled to receive from the Issuer (or its transfer agent and registrar), without expense (other than applicable transfer taxes, if any), new Warrants (or, in the case of shares of Warrant Stock, new stock certificates) of like tenor not bearing the applicable legend required by paragraph (ii) above relating to the Securities Act and state securities laws.
          (h) Buy In. In addition to any other rights available to the Holder, if the Issuer fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Stock pursuant to an exercise on or before the Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Stock which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Issuer shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Warrant Stock that the Issuer was required to deliver to the Holder in connection with the exercise at issue times, (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of shares of Warrant Stock for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Issuer timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Issuer shall be required to pay the Holder $1,000. The Holder shall provide the Issuer written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Issuer. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Issuer’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

     3. Stock Fully Paid; Reservation and Listing of Shares; Covenants.
          (a) Stock Fully Paid. The Issuer represents, warrants, covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of this Warrant or otherwise hereunder will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by or through Issuer. The Issuer further covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved for the purpose of the issue upon exercise of this Warrant a number of shares of Common Stock equal to the aggregate number of shares of Common Stock exercisable hereunder to provide for the exercise of this Warrant (without regard to limitations on exercisability set forth in Section 8).
          (b) Reservation. If any shares of Common Stock required to be reserved for issuance upon exercise of this Warrant or as otherwise provided hereunder require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued, the Issuer will in good faith use its best efforts as expeditiously as possible at its expense to cause such shares to be duly registered or qualified. If the Issuer shall list any shares of Common Stock on any securities exchange or market it will, at its expense, list thereon, maintain and increase when necessary such listing, of, all shares of Warrant Stock from time to time issued upon exercise of this Warrant or as otherwise provided hereunder, and, to the extent permissible under the applicable securities exchange’s rules, all unissued shares of Warrant Stock which are at any time issuable hereunder, so long as any shares of Common Stock shall be so listed. The Issuer will also so list on each securities exchange or market, and will maintain such listing of, any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise of this Warrant if at the time any securities of the same class shall be listed on such securities exchange or market by the Issuer.
          (c) Covenants. Until the sooner to occur of the full exercise of this Warrant or the end of the Term, except and to the extent as waived or consented to by the Holder, the Issuer shall not by any action, including, without limitation, amending its Certificate of Incorporation or By-Laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment or dilution. Without limiting the generality of the foregoing, the Issuer will (a) not increase the par value of any Warrant Stock above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Issuer may validly and legally issue fully paid and nonassessable Warrant Stock upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Issuer to perform its obligations under this Warrant.

          (d) Loss, Theft, Destruction of Warrants. Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Common Stock.
     4. Adjustment of Warrant Price and Warrant Share Number. The number of shares of Common Stock for which this Warrant is exercisable, and the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Issuer shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with Section 5. Notwithstanding any adjustment hereunder, at no time shall the Warrant Price be greater than $0.46 per share, except if it is adjusted pursuant to Section 4(b)(iii).
          (a) Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale.
     (i) In case the Issuer after the Original Issue Date shall do any of the following (each, a “Triggering Event”): (a) consolidate with or merge into any other Person and the Issuer shall not be the continuing or surviving corporation of such consolidation or merger, or (b) permit any other Person to consolidate with or merge into the Issuer and the Issuer shall be the continuing or surviving Person but, in connection with such consolidation or merger, any Capital Stock of the Issuer shall be changed into or exchanged for Securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person, or (d) effect a capital reorganization or reclassification of its Capital Stock, then, and in the case of each such Triggering Event, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant shall be entitled upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent this Warrant is not exercised prior to such Triggering Event, to receive at the Warrant Price in effect at the time immediately prior to the consummation of such Triggering Event in lieu of the Common Stock issuable upon such exercise of this Warrant prior to such Triggering Event, the Securities, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant (without giving effect to the limitations on exercise set forth in Section 8 hereof) immediately prior thereto (including the right to elect the type of consideration, if applicable), subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for elsewhere in this Section 4.
     (ii) Notwithstanding anything contained in this Warrant to the contrary and so long as the surviving entity is a Qualifying Entity, the Issuer will not be deemed to have effected any Triggering Event if, prior to the consummation thereof, each Person (other than the Issuer) which may be required to deliver any Securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to the Holder of this Warrant and reasonably satisfactory to the Holder, (A) the obligations of the Issuer under this Warrant (and if the Issuer shall survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Warrant) and (B) the obligation to deliver to such Holder such shares of Securities, cash or property as, in accordance with the foregoing provisions of this subsection (a), such Holder shall be entitled to receive, and such Person shall have similarly delivered to such Holder, an opinion of counsel for such Person, which shall be reasonably satisfactory to the Holder, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this subsection (a)) shall be applicable to the Securities, cash or property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.
          (b) Stock Dividends, Subdivisions and Combinations. If at any time the Issuer shall:
     (i) set a record date or take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock,
     (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or
     (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then (1) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event (without giving effect to the limitations on exercise set forth in Section 8 hereof) would own or be entitled to receive after the happening of such event, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment (without giving effect to the limitations on exercise set forth in Section 8 hereof) divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment (without giving effect to the limitations on exercise set forth in Section 8 hereof).
          (c) Certain Other Distributions. If at any time the Issuer shall set a record date or take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:
     (i) cash (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Issuer),

     (ii) any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Common Stock Equivalents, Additional Shares of Common Stock or Permitted Issuances), or
     (iii) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Common Stock Equivalents, Additional Shares of Common Stock or Permitted Issuances),
then (1) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment (without giving effect to the limitations on exercise set forth in Section 8 hereof) multiplied by a fraction (A) the numerator of which shall be the Per Share Market Value of Common Stock at the date of taking such record and (B) the denominator of which shall be such Per Share Market Value minus the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of the Issuer and supported by an opinion from an investment banking firm reasonably acceptable to the Holder) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment (without giving effect to the limitations on exercise set forth in Section 8 hereof) divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment (without giving effect to the limitations on exercise set forth in Section 8 hereof). A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Issuer to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4(c) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4(b).
          (d) Issuance of Additional Shares of Common Stock.
     (i) In the event the Issuer shall at any time following the Original Issue Date issue any Additional Shares of Common Stock (otherwise than as provided in the foregoing subsections (a) through (c) of this Section 4), at a price per share less than the Warrant Price then in effect or without consideration, then the Warrant Price upon each such issuance shall be adjusted to the price equal to the price determined by multiplying the Warrant Price then in effect by a fraction (A) the numerator of which is the total number of shares of Common Stock then outstanding immediately prior to the time of such issuance (or deemed issuance) plus the number of shares of Common Stock which the aggregate consideration received or to be received by the Company for the shares so issued (or deemed issued) would purchase at such Warrant Price, and (B) the denominator of which is the total number of shares of Common Stock then outstanding plus the number of shares of Common Stock so issued (or deemed issued). Notwithstanding the foregoing, there shall be no adjustment to the Warrant Price upon any issuance or deemed issuance of Common Stock if the holders of a majority of the outstanding Series A Preferred Stock waive in writing such adjustment.
     (ii) No adjustment of the Warrant Price shall be made under paragraph (i) of Section 4(d) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise or conversion of any Common Stock Equivalents if any such adjustment shall previously have been made upon the issuance of such Common Stock Equivalents, or upon the issuance of any warrant or other rights therefor pursuant to Sections 4(e) or 4(f), or in connection with any Permitted Issuances.
          (e) [reserved]
          (f)  Issuance of Common Stock Equivalents. If at any time prior the Issuer shall take a record of the Holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Issuer is the surviving corporation) issue or sell, any Common Stock Equivalents, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the Common Stock Equivalent Consideration (hereafter defined) per share for which Common Stock is issuable upon such conversion or exchange shall be less than the Warrant Price in effect immediately prior to the time of such issue or sale, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall be less than the applicable Warrant Price in effect at the time of such amendment or adjustment, then the Warrant Price then in effect immediately prior to the time of such issue or sale, shall upon each such issuance or sale be adjusted as provided Section 4(d)(i), with the maximum number of shares of Common Stock issuable upon conversion or exercise of such Common Stock Equivalents being deemed to have be issued or sold by the Company at the time of issuance or sale of such Common Stock Equivalents. For purposes of this Section 4(f), the “price per share for which Additional Shares of Common Stock is issuable” shall be determined by dividing (X) the total amount received or receivable by the Company as consideration for the issue or sale of such Common Stock Equivalents, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exercise thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exercise of all such Common Stock Equivalents. No further adjustment of the Warrant Price then in effect shall be made under this Section 4(f) upon the issuance of any Common Stock Equivalents which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 4(e). No further adjustments of the Warrant Price then in effect shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Common Stock Equivalents if adjustment shall have previously been made pursuant to this section. No adjustments of the Warrant Price shall be made under this Section 4(f) in connection with any Permitted Issuances.
          (g) Superseding Adjustment. If, at any time after any adjustment of the Warrant Price then in effect shall have been made pursuant to Section 4(e) or Section 4(f) as the result of any issuance of warrants, other rights or Common Stock Equivalents, and (i) such warrants or other rights, or the right of conversion or exchange in such other Common Stock Equivalents, shall expire, and all or a portion of such warrants or other rights, or the right of conversion or exchange with respect to all or a portion of such other Common Stock Equivalents, as the case may be shall not have been exercised, or (ii) the consideration per share for which shares of Common Stock are issuable pursuant to such Common Stock Equivalents, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the occurrence of a specified date or event, then for each outstanding Warrant such previous adjustment shall be rescinded and annulled. Upon the occurrence of an event set forth in this Section 4(g) above, there shall be a recomputation made of the effect of such Common Stock Equivalents on the basis of: (i) treating the number of Additional Shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or other rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and (ii) treating any such Common Stock Equivalents which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which shares of Common Stock or other property are issuable under such Common Stock Equivalents; whereupon a new adjustment of the Warrant Price then in effect shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

          (h) Purchase of Common Stock by the Issuer. If the Issuer at any time while this Warrant is outstanding shall, directly or indirectly through a Subsidiary or otherwise, purchase, redeem or otherwise acquire any shares of Common Stock at a price per share greater than the Per Share Market Value, then the Warrant Price upon each such purchase, redemption or acquisition shall be adjusted to that price determined by multiplying such Warrant Price by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such purchase, redemption or acquisition minus the number of shares of Common Stock which the aggregate consideration for the total number of such shares of Common Stock so purchased, redeemed or acquired would purchase at the Per Share Market Value; and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such purchase, redemption or acquisition. For the purposes of this subsection (h), the date as of which the Per Share Market Price shall be computed shall be the earlier of (x) the date on which the Issuer shall enter into a firm contract for the purchase, redemption or acquisition of such Common Stock, or (y) the date of actual purchase, redemption or acquisition of such Common Stock. For the purposes of this subsection (h), a purchase, redemption or acquisition of a Common Stock Equivalent shall be deemed to be a purchase of the underlying Common Stock, and the computation herein required shall be made on the basis of the full exercise, conversion or exchange of such Common Stock Equivalent on the date as of which such computation is required hereby to be made, whether or not such Common Stock Equivalent is actually exercisable, convertible or exchangeable on such date.
          (i) Other Provisions Applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Price then in effect provided for in this Section 4:

     (i) Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Common Stock Equivalents (or any warrants or other rights therefor) shall be issued for cash consideration, the consideration received by the Issuer therefor shall be the amount of the cash received by the Issuer therefor, or, if such Additional Shares of Common Stock or Common Stock Equivalents are offered by the Issuer for subscription, the subscription price, or, if such Additional Shares of Common Stock or Common Stock Equivalents are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by the Issuer for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as mutually determined in good faith by the Board of Directors of the Issuer and the Majority Holders. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Issuer for issuing such warrants or other rights divided by the number of shares of Common Stock issuable upon the exercise of such warrant or right plus the additional consideration payable to the Issuer upon exercise of such warrant or other right for one share of Common Stock (together the “Warrant Consideration”). The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Common Stock Equivalents shall be the consideration received by the Issuer for issuing such Common Stock Equivalent, divided by the number of shares of Common Stock issuable upon the conversion or other exercise of such Common Stock Equivalent, plus the additional consideration, if any, payable to the Issuer upon the exercise of the right of conversion or exchange in such Common Stock Equivalent for one share of Common Stock (together the “Common Stock Equivalent Consideration”). In case of the issuance at any time of any Additional Shares of Common Stock or Common Stock Equivalents in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Issuer shall be deemed to have received for such Additional Shares of Common Stock or Common Stock Equivalents a consideration equal to the amount of such dividend so paid or satisfied.

     (ii) Adjustments of Number of Shares. In connection with an adjustment of the Warrant Price pursuant to Sections (d), (e), (f), (g) and (h) of this Section 4, the number of shares of Common Stock issuable hereunder shall be increased such that the aggregate Warrant Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Warrant Price prior to such adjustment.
     (iii) Fractional Interests. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest one one-hundredth (1/100 th ) of a share.
     (iv) When Adjustment Not Required. If the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.
          (j) Form of Warrant after Adjustments. The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number and kind of securities purchasable upon exercise of this Warrant.

          (k) Escrow of Property. If after any property becomes distributable pursuant to this Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, and the Holder exercises this Warrant, such property shall be held in escrow for the Holder by the Issuer to be distributed to the Holder upon and to the extent that the event actually takes place, upon payment of the then current Warrant Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed property shall be returned to the Issuer.
     5. Notice of Adjustments. Whenever the Warrant Price or Warrant Share Number shall be adjusted pursuant to Section 4 hereof (for purposes of this Section 5, each an “adjustment”), the Issuer shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant promptly after each adjustment. Any dispute between the Issuer and the Holder of this Warrant with respect to the matters set forth in such certificate may at the option of the Holder of this Warrant be submitted to one of the national accounting firms currently known as the “big four” selected by the Holder, provided, however, that the Issuer shall have ten (10) days after receipt of notice from such Holder of its selection of such firm to object thereto, in which case such Holder shall select another such firm and the Issuer shall have no such right of objection. The firm selected by the Holder of this Warrant as provided in the preceding sentence shall be instructed to deliver a written opinion as to such matters to the Issuer and such Holder within thirty (30) days after submission to it of such dispute. Such opinion shall be final and binding on the parties hereto.
     6. Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with any exercise hereof, but in lieu of such fractional shares, the Issuer shall at its option either (a) make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Per Share Market Value then in effect or (b) issue one whole share in lieu of such fractional share.
     7. [Reserved]
     8. Certain Exercise Restrictions.

          (a) Notwithstanding anything to the contrary set forth in this Warrant, at no time may a holder of this Warrant exercise this Warrant if the number of shares of Common Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of Common Stock which would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 4.99% of all of the Common Stock outstanding at such time; provided, however, that upon a holder of this Warrant providing the Issuer with sixty-one (61) days notice (pursuant to Section 13 hereof) (the “Waiver Notice”) that such holder would like to waive this Section 7(a) with regard to any or all shares of Common Stock issuable upon exercise of this Warrant, this Section 7(a) will be of no force or effect with regard to all or a portion of the Warrant referenced in the Waiver Notice; provided, further, that this Section 8(a) shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of this Warrant.

          (b) Notwithstanding anything to the contrary set forth in this Warrant, at no time may a holder of this Warrant exercise this Warrant if the number of shares of Common Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of Common Stock which would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 9.99% of all of the Common Stock outstanding at such time; provided, however, that upon a holder of this Warrant providing the Issuer with sixty-one (61) days notice (pursuant to Section 13 hereof) (the “Waiver Notice”) that such holder would like to waive this Section 8 with regard to any or all shares of Common Stock issuable upon exercise of this Warrant, this Section 8 will be of no force or effect with regard to all or a portion of the Warrant referenced in the Waiver Notice; provided, further, that this Section 8(b) shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of this Warrant.
     9. Definitions. For the purposes of this Warrant, the following terms have the following meanings:
          “Additional Shares of Common Stock” means all shares of Common Stock issued by the Issuer after the Original Issue Date, and all shares of any other Capital Stock of the Issuer of any class which shall be authorized at any time after the date of this Warrant (other than Common Stock) and which shall have the right to participate in the distribution of earnings and assets of the Issuer without limitation as to amount, issued by the Issuer after the Original Issue Date, except for Permitted Issuances.
          “Board” shall mean the Board of Directors of the Issuer.
          “Capital Stock” means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

          “Certificate of Incorporation” means the Certificate of Incorporation of the Issuer as in effect on the Original Issue Date, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and thereof and pursuant to applicable law.
          “Closing Price” shall mean (i) the last trading price per share of the Common Stock on such date on the OTC Bulletin Board or a registered national stock exchange on which the Common Stock is then listed, or if there is no such price on such date, then the last trading price on such exchange or quotation system on the date nearest preceding such date, or (ii) if the price of the Common Stock is not then reported by the OTC Bulletin Board or a registered national securities exchange, then the average of the “Pink Sheet” quotes for the relevant date, as reported by the National Quotation Bureau, Inc., or (iii) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as mutually determined by the Company and the Majority Holders.
          “Common Stock” means the Common Stock, par value $.001 per share, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.

          “Common Stock Equivalent” means any Convertible Security or warrant, option or other right to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Security.
          “Common Stock Equivalent Consideration” has the meaning specified in Section 4(i)(i) hereof.
          “Convertible Securities” means evidences of Indebtedness, shares of Capital Stock or other Securities which are or may be at any time convertible into or exchangeable for Additional Shares of Common Stock. The term “Convertible Security” means one of the Convertible Securities.
          “Governmental Authority” means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.
          “Holders” mean the Persons who shall from time to time own any Warrant. The term “Holder” means one of the Holders.
          “Independent Appraiser” means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Issuer) that is regularly engaged in the business of appraising the Capital Stock or assets of corporations or other entities as going concerns, and which is not affiliated with either the Issuer or the Holder of any Warrant.
          “Issuer” means Neoprobe Corporation, a Delaware corporation, and its successors.
          “Majority Holders” means at any time the Holders of Warrants, substantially in the form of this Warrant and issued pursuant to the Purchase Agreement, exercisable for a majority of the shares of Warrant Stock issuable under the Warrants at the time outstanding.
          “Original Issue Date” means April 16, 2008.
          “OTC Bulletin Board” means the over-the-counter electronic bulletin board.
          “Permitted Issuances” means (1) issuances, pursuant to option plans existing on December 26, 2007, of options to employees, officers or directors of the Company , approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose to the extent such issuances (i) are at an exercise price of not less than the Closing Price on the date of grant and (ii) are at an exercise price greater than $0.26 per share; (2) issuances of securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the Original Issue Date (including this Warrant and the other securities issued pursuant to the Purchase Agreement), provided that such securities have not been amended since the Original Issue Date to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities; and (3) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors, but not including a transaction with an entity whose primary business is investing in securities or a transaction, the primary purpose of which is to raise capital.

          “Person” means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.
          “Per Share Market Value” means on any particular date (a) the last trading price on any national securities exchange on which the Common Stock is listed, or, if there is no such price, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (b) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes for the Common Stock on such date, or (c) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock on such date as determined by the Board in good faith; provided, however, that the Majority Holders, after receipt of the determination by the Board, shall have the right to select, jointly with the Issuer, an Independent Appraiser, in which case, the fair market value shall be the determination by such Independent Appraiser; and provided , further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during the period between the date as of which such market value was required to be determined and the date it is finally determined. The determination of fair market value shall be based upon the fair market value of the Issuer determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties. In determining the fair market value of any shares of Common Stock, no consideration shall be given to any restrictions on transfer of the Common Stock imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

          “Purchase Agreement” means the Securities Purchase Agreement dated as of December 26, 2007 among the Issuer and the investors a party thereto.
          “Qualifying Entity” means an entity which has its common equity securities traded or quoted on a national securities exchange or the OTC Bulletin Board.
          “Securities” means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. “Security” means one of the Securities.
          “Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute then in effect.
          “Subsidiary” means any corporation at least 50% of whose outstanding Voting Stock, and a limited liability company at least 50% of whose membership interests, shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries.
          “Term” has the meaning specified in Section 1 hereof.
          “Trading Day” means (a) a day on which the Common Stock is traded on the OTC Bulletin Board, or (b) if the Common Stock is not traded on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.
          “Voting Stock” means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Capital Stock having such power only by reason of the happening of a contingency.

          “Warrants” means the Series W Warrants issued and sold pursuant to the Purchase Agreement, including, without limitation, this Warrant, and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions hereof or of any of such other Warrants.

          “Warrant Consideration” has the meaning specified in Section 4(i)(i) hereof.
          “Warrant Price” initially means U.S. $0.46, as such price may be adjusted from time to time as shall result from the adjustments specified in this Warrant, including Section 4 hereto.
          “Warrant Share Number” means at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.
          “Warrant Stock” means Common Stock issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.
     10. Other Notices. In case at any time:
          (a) the Issuer shall make any distributions to the holders of Common Stock; or
          (b) the Issuer shall authorize the granting to all holders of its Common Stock of rights to subscribe for or purchase any shares of Capital Stock of any class or of any Common Stock Equivalents or other rights; or
          (c)  there shall be any reclassification of the Capital Stock of the Issuer; or
          (d)  there shall be any capital reorganization by the Issuer; or
          (e)  there shall be any (i) consolidation or merger involving the Issuer or (ii) sale, transfer or other disposition of all or substantially all of the Issuer’s property, assets or business (except a merger or other reorganization in which the Issuer shall be the surviving corporation and its shares of Capital Stock shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned Subsidiary); or

          (f) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any partial liquidation of the Issuer or distribution to holders of Common Stock;
then, in each of such cases, the Issuer shall give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least twenty (20) days prior to the action in question and not less than twenty (20) days prior to the record date or the date on which the Issuer’s transfer books are closed in respect thereto. The Holder shall have the right to send two (2) representatives selected by it to each meeting, who shall be permitted to attend, but not vote at, such meeting and any adjournments thereof. This Warrant entitles the Holder to receive copies of all financial and other information distributed or required to be distributed to the holders of the Common Stock.
     11. Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Issuer and the Majority Holders; provided, however, that no such amendment or waiver shall reduce the Warrant Share Number, increase the Warrant Price, shorten the period during which this Warrant may be exercised or modify any provision of this Section 11 without the consent of the Holder of this Warrant.
     12. Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW, EXCEPT TO THE EXTENT THE GENERAL CORPORATION LAW OF DELAWARE SHALL APPLY.

     13. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., eastern time, on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., eastern time, on any date and earlier than 11:59 p.m., eastern time, on such date, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be with respect to the Holder of this Warrant or of Warrant Stock issued pursuant hereto, addressed to such Holder at its last known address or facsimile number appearing on the books of the Issuer maintained for such purposes, or with respect to the Issuer, addressed to:
Neoprobe Corporation
425 Metro Place North, Suite 300
Dublin, OH 43017
Attn: David C. Bupp, President
Tel. No.: (614) 793-7500
Fax No.: (614) 793-7520
with a copy to:
Porter, Wright, Morris & Arthur, LLP
41 South High Street
Columbus, OH 43215
Attn: William J. Kelly, Jr.
Fax: (614) 227-2100
Copies of notices to the Holder shall be sent to Burak Anderson & Melloni, PLC, 30 Main Street, Burlington, Vermont 05402, Attention: Shane W. McCormack, Tel No.: (802) 862-0500, Fax No.: (802) 862-8176. Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.
     14. Warrant Agent. The Issuer may, by written notice to each Holder of this Warrant, appoint an agent having an office in New York, New York for the purpose of issuing shares of Warrant Stock on the exercise of this Warrant pursuant to subsection (b) of Section 2 hereof, exchanging this Warrant pursuant to subsection (d) of Section 2 hereof or replacing this Warrant pursuant to subsection (d) of Section 3 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.
     15. Remedies. The Issuer stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.
     16. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the Holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Warrant Stock.
     17. Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.
     18. Headings. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

     19. Voting. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2.
[Signature page follows]

     IN WITNESS WHEREOF, the Issuer has executed this Warrant as of the day and year first above written.

NEOPROBE CORPORATION

By:
Name:
Title:

NEOPROBE CORPORATION
SERIES X WARRANT
EXERCISE FORM
The undersigned                                         , pursuant to the provisions of the within Warrant, hereby elects to purchase ___ shares of Common Stock of Neoprobe Corporation covered by the within Warrant.

Dated:	Signature

Address

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of
Exercise:
The undersigned is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended.
The undersigned intends that payment of the Warrant Price shall be made as (check one):
Cash Exercise
Cashless Exercise
If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $___ by certified or official bank check (or via wire transfer) to the Issuer in accordance with the terms of the Warrant.
If the Holder has elected a Cashless Exercise, a certificate shall be issued to the Holder for the number of shares equal to the whole number portion of the product of the calculation set forth below, which is                     .

X = Y	- (A)(Y)
B
Where:
The number of shares of Common Stock to be issued to the Holder                                         (“X”).
The number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised                                         (“Y”).
The Warrant Price                                         (“A”).
The Per Share Market Value of one share of Common Stock                                         (“B”).

ASSIGNMENT
FOR VALUE RECEIVED,                                          hereby sells, assigns and transfers unto                                           the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint                     , attorney, to transfer the said Warrant on the books of the within named corporation.

Dated:	Signature

Address

PARTIAL ASSIGNMENT
     FOR VALUE RECEIVED, ___ hereby sells, assigns and transfers unto ___ the right to purchase ___ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated:	Signature

Address

FOR USE BY THE ISSUER ONLY:
     This Warrant No. W-___ canceled (or transferred or exchanged) this                      day of                                          ,                     , shares of Common Stock issued therefor in the name of                     , Warrant No. X-___ issued for ___ shares of Common Stock in the
name of                     .